UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON D.C. 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 19, 2016 (October 14, 2016)

RLJ ENTERTAINMENT, INC.

(Exact name of registrant as specified in its charter)

Nevada

(State or other jurisdiction of incorporation)

001-35675	45-4950432
(Commission File Number)	(IRS Employer Identification Number)

RLJ Entertainment, Inc.

8515 Georgia Avenue, Suite 650

Silver Spring, Maryland

(Address of principal executive offices)

Registrant’s telephone number, including area code: (301) 608-2115

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

This Form 8-K/A is an amendment to the Current Report on Form 8-K filed by RLJ Entertainment, Inc. (the “Company”) with the Securities and Exchange Commission on October 17, 2016 (the “Original 8-K”).  The Company is filing this amendment in order to file a revised version of Exhibit 10.7, attaching a corrected Schedule A listing the number of shares of the Company’s common stock issuable to each holder upon their exercise of their respective warrants.

Item 9.01. Financial Statements and Exhibits.

(d)Exhibits

Exhibit No.	Description

3.1	Certificate of Designation of Series C-1 Convertible Preferred Stock*

3.2	Certificate of Designation of Series C-2 Convertible Preferred Stock*

3.3	Certificate of Designation of Series D-1 Convertible Preferred Stock*

3.4	Certificate of Designation of Series D-2 Convertible Preferred Stock*

10.1	Credit and Guaranty Agreement, dated October 14, 2016, by and among AMC, the Company, certain subsidiaries of the Company, and the Lenders party thereto from time to time*

10.2	AMC Class A Warrant*

10.3	AMC Class B Warrant*

10.4	AMC Class C Warrant*

10.5	Stockholders’ Agreement, dated October 14, 2016, by and among AMC, the Company, Robert L. Johnson, RLJ SPAC Acquisition LLC, Peter Edwards and Morris Goldfarb*

10.6	Registration Rights Agreement, dated October 14, 2016, by and between the Company and AMC*

10.7	Exchanged 2015 Warrant†

*  Filed with the Original 8-K

†  Filed herewith

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RLJ ENTERTAINMENT, INC.

Date:	October 19, 2016	By:	/s/ MIGUEL PENELLA
		Name:	Miguel Penella
		Title:	Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

10.7	Exchanged 2015 Warrant

4